As filed with the Securities and Exchange Commission on March 23, 2009 Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SIRIUS XM RADIO INC.
(Exact name of registrant as specified in its charter)

Delaware	52-170027
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)
1221 Avenue of the Americas, 36th Floor
New York, New York 10020
(212) 584-5100
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
SIRIUS SATELLITE RADIO INC. 401(k) SAVINGS PLAN
(Full title of the Plan)
Patrick L. Donnelly
Executive Vice President, General Counsel and Secretary
Sirius XM Radio Inc.
1221 Avenue of the Americas
36th Floor
New York, New York 10020
(212) 584-5100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Gary L. Sellers
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017-3954
(212) 455-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

Title of each class	Amount to be	Proposed maximum	Proposed maximum	Amount of
of securities to be registered	Registered (1)	offering price per share (2)	aggregate offering price (2)	registration fee
Common Stock, par value $0.001 per share	11,000,000	$0.28	$3,080,000	$171.87

(1)	This amount represents a 11,000,000 share increase in the number of shares of common stock authorized for issuance under the Sirius Satellite Radio Inc. 401(k) Savings Plan. In addition to the shares set forth in the table, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminable number of shares of common stock that may be issuable as a result of stock splits, stock dividends and anti-dilution provisions. In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)	Pursuant to Rule 457(c) and Rule 457(h) of the Securities Act, estimated solely for the purpose of calculating the registration fee based on the average of the high and low prices per share of the registrant’s common stock on March 20, 2009, as reported in the NASDAQ Global Select Market.

PART II
Item 3. Incorporation of Documents by Reference
Item 5. Interests of Named Experts and Counsel
Item 8. Exhibits
SIGNATURES
SIGNATURES
INDEX TO EXHIBITS
EX-5: OPINION OF PATRICK L. DONNELLY, ESQ.
EX-23.1: CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
EX-23.2: CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
EX-23.3: CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

INTRODUCTION
     This Registration Statement on Form S-8 is filed by Sirius XM Radio Inc., a Delaware corporation (the “Company”), to register an additional 11,000,000 shares of the Company’s common stock, par value of $0.001 per share and an indeterminate number of plan interests, issuable under the Sirius Satellite Radio Inc. 401(k) Savings Plan (the “Plan”). Pursuant to General Instruction E to Form S-8, the Company incorporates by reference into this Registration Statement the entire contents of its earlier Registration Statements on Form S-8, File Nos. 333-149186, 333-142726; 333-139214; 333-133277; 333-125118; 333-119479; 333-111221; 333-106020; 333-101515; 333-100083; 333-81914; 333-74752; 333-62818; 333-47954; 333-65473 and 333-156441 relating to the Plan.
PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
     The following documents filed by the Company with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:
1.	The Company’s Annual Report on Form 10-K for the year ended December 31, 2008;

2.	The Plan’s Annual Report on Form 11-K for the year ended December 31, 2007;

3.	The Company Current Reports on Form 8-K dated January 5, 2009; January 14, 2009; February 13, 2009; February 17, 2009; March 2, 2009; March 6, 2009; and March 18, 2009; and

4.	The description of the Company’s common stock contained in the Company’s Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.
     In addition, the following documents filed by XM Satellite Radio Holdings, Inc. (“XM”) with the Commission are incorporated herein by reference:
1.	XM’s Annual Report on Form 10-K for the year ended December 31, 2008.

2.	XM’s Current Reports on Form 8-K dated March 12, 2009.
     All other documents filed by the Company or XM with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 5. Interests of Named Experts and Counsel
     Patrick L. Donnelly, Esq., whose legal opinion with respect to the securities registered hereunder is filed as Exhibit 5 hereto, is an employee of the Company and participates in the Plan and other benefit plans established by the Company.
Item 8. Exhibits
     For a list of exhibits, see the Exhibit Index in this Registration Statement, which is incorporated into this Item by reference.
     The Company has submitted the Plan to the Internal Revenue Service (the “IRS”). The Company hereby undertakes to submit any amendments thereto to the IRS in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 23, 2009.

SIRIUS XM RADIO INC.
By:	/s/ Patrick L. Donnelly
Patrick L. Donnelly
Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Patrick L. Donnelly and Ruth A. Ziegler, and each of them, his true and lawful agent, proxy and attorney-in-fact, each acting alone with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, and (iii) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact, any of them or any of his or their substitutes may lawfully do or cause to be done by virtue thereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ Mel Karmazin	Chief Executive Officer (Principal	March 23, 2009
Mel Karmazin	Executive Officer) and Director

/s/ David J. Frear	Executive Vice President and	March 23, 2009
David J. Frear	Chief Financial Officer (Principal Financial Officer)

/s/ Adrienne E. Calderone	Senior Vice President and	March 23, 2009
Adrienne E. Calderone	Corporate Controller (Principal Accounting Officer)

Signatures	Title	Date

/s/ Gary M. Parsons	Chairman of the Board of	March 23, 2009
Gary M. Parsons	Directors

/s/ Joan L. Amble	Director	March 23, 2009
Joan L. Amble

/s/ Leon D. Black	Director	March 23, 2009
Leon D. Black

/s/ Lawrence F. Gilberti	Director	March 23, 2009
Lawrence F. Gilberti

/s/ Eddy W, Hartenstein	Director	March 23, 2009
Eddy W. Hartenstein

/s/ James P. Holden	Director	March 23, 2009
James P. Holden

/s/ Chester A. Huber, Jr.	Director	March 23, 2009
Chester A. Huber, Jr.

/s/ Gregory B. Maffei	Director	March 23, 2009
Gregory B. Maffei

/s/ James F. Mooney	Director	March 23, 2009
James F. Mooney

/s/ Jack Shaw	Director	March 23, 2009
Jack Shaw

/s/ Jeff D. Zients	Director	March 23, 2009
Jeff D. Zients

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the trustee has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 23, 2009.

SIRIUS SATELLITE RADIO INC. 401(K) SAVINGS PLAN
By:	/s/ Patrick L. Donnelly
Patrick L. Donnelly
Executive Vice President, General Counsel and Secretary of Sirius XM Radio Inc.

INDEX TO EXHIBITS

Exhibit
No.

4.1	Amended and Restated Certificate of Incorporation of the Company dated March 4, 2003 (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2002).

4.2	Certificate of Amendment of the Amended and Restated Certificate of Incorporation, dated July 28, 2008 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated August 1, 2008).

4.3	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Company dated December 18, 2008 (incorporated by reference to Exhibit 3.3 of the Company’s Registration Statement on Form S-3 dated December 30, 2008).

4.4	Amended and Restated By-laws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2001).

4.5	Certificate of Amendment of the Amended and Restated By-laws, dated July 28, 2008 (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K dated August 1, 2008).

4.6	Certificate of Designations of Series A Convertible Preferred Stock of the Company, dated July 28, 2008 (incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K dated August 1, 2008).

4.7	Certificate of Designations of Series B-1 Convertible Perpetual Preferred Stock of the Company, dated March 5, 2009 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated March 6, 2009).

4.8	Certificate of Designations of Series B-2 Convertible Perpetual Preferred Stock of the Company, dated March 5, 2009 (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K dated March 6, 2009).

4.9	Certificate of Ownership and Merger, dated August 5, 2008 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated August 5, 2008).

4.10	Form of certificate for shares of Common Stock (incorporated herein by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-1 (File No. 33-74782)).

4.11	CD Radio Inc. 401(k) Savings Plan (incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-8 (File No. 333-65473)).

Exhibit
No.

5	Opinion of Patrick L. Donnelly, Esq., Executive Vice President, General Counsel and Secretary of the Company.*

23.1	Consent of Independent Registered Public Accounting Firm.*

23.2	Consent of Independent Registered Public Accounting Firm.*

23.3	Consent of Independent Registered Public Accounting Firm.*

23.4	Consent of Patrick L. Donnelly, Esq., Executive Vice President, General Counsel and Secretary of the Company (included in Exhibit 5).*

24	Power of Attorney (included as part of the signature pages to this Registration Statement).*

*	Filed herewith.